                    SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 26, 1999
                                                 ---------------

                             OASIS OIL CORPORATION
                             ---------------------
             (Exact name of registrant as specified in its charter)


                                   NEVADA
                                   ------
                 (State or other jurisdiction of incorporation)


                0-5833                              94-1713830
                ------                              ----------
       (Commission File Number)        (IRS Employer Identification No.)


                1800 St. James Place, Suite 101, Houston, TX 77056
                --------------------------------------------------
                    (Address of principal executive offices)


                   Registrant's Telephone number: 713-627-8875
                                                  -----------


Exhibit Index:
Stock Purchase Agreement                        Page  3 of 20
Addendum to Stock Purchase Agreement            Page 14 of 20
Addendum No. 2 to Stock Purchase Agreement      Page 16 of 20
Addendum No. 3 to Stock Purchase Agreement      Page 17 of 20
Revised Promissory Note                         Page 18 of 20








                             Page 1 of 20 Pages

ITEM 2: DISPOSITION OF PROPERTY

On or about April 23, 1999, the Registrant entered into a Stock Purchase Agreement with Autry C. Stephens, (the "Buyer") an individual, pursuant to which the Registrant agreed to sell to the Buyer all of the issued and outstanding capital stock of its wholly-owned operating subsidiary, Oasis Transportation and Marketing Corporation, for the Purchase Price of $1,850,000 (subject to certain possible future adjustments). The effective date of said sale was March 31, 1999. Said Purchase Price was negotiated with the Buyer at arms length and was paid on the consummation of the Stock Purchase Agreement by the payment of $350,000 in cash and the delivery of a promissory note in the amount of $1,500,000 which bears no interest and which was subject to variable monthly payments and a Final Payment of all sums due in full on April 30, 2001. The Buyer has no connection with or relationship to the Registrant or the officers or directors thereof except that the Buyer is the holder of 100,000 shares of the Registrant's issued and outstanding common stock (or 1.4% thereof).The Stock Purchase Agreement was consummated on April 26, 1999. On that date and as a result of the aforesaid sale of stock by the Registrant, the Registrant transferred to the Buyer the Registrant's only operating business. Accordingly, since that date, the Registrant has had no business operations. The Registrant is currently seeking other business opportunities.

After execution of the Stock Purchase Agreement, the parties entered into an Addendum to Stock Purchase Agreement pursuant to which they agreed to a Maximum Pipeline Imbalance, a closing date for consummation of April 26, 1999, and authority to terminate a lawsuit.

After consummation of the Stock Purchase Agreement, the parties entered into Addendum No. 2 to Stock Purchase Agreement pursuant to which the parties agreed to certain accounting issues.

Further after consummation of the Stock Purchase Agreement, the parties entered into Addendum No. 3 to Stock Purchase Agreement pursuant to which the Registrant transferred additional property of a value of about $11,000 to the Buyer.

Further after consummation of the Stock Purchase Agreement, on or about August 10, 1999, the parties agreed to a reformation of the Promissory Note to provide that the Buyer would make fixed monthly payments thereunder of $45,000 per month with a Final Payment of $515,000 on April 30, 1999.

Copies of the Stock Purchase Agreement, the addenda thereto, and the reformed promissory note are attached as exhibits hereto.











                             Page 2 of 20 Pages

                          STOCK PURCHASE AGREEMENT

 This is a Stock Purchase Agreement (the "Agreement") by and between Oasis Oil Corporation, a Nevada corporation, (hereinafter referred to as "Seller"), and Autry C. Stephens, an individual, (hereinafter referred to as the "Buyer"). This Agreement is made and based upon the following Recitals.

                                  WITNESSETH:

 WHEREAS, the Seller owns all of the issued and outstanding shares (the "Shares") of common stock of Oasis Transportation and Marketing Corporation ("OTMC"), a Nevada corporation;

 WHEREAS, Buyer desires to acquire the Shares from the Seller, and the Seller desires to sell the Shares to Buyer on the terms and conditions set forth herein;

 NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises, agreements, and conditions contained herein, the parties hereto do hereby agree as follows:

                                   AGREEMENT:

                                   ARTICLE I

                                  Definitions

 The terms set forth below in this Article I shall have the meanings set forth below.

 Best Efforts: means a party's efforts in accordance with reasonable commercial practice and without incurring unreasonable expense.

 Governmental Entity: means the United States of America, any state, province, territory, county, city, municipality, and any subdivision thereof, any court, administrative, or regulatory agency, commission, department, or body, or other governmental authority or instrumentality or any entity or person exercising executive, legislative, judicial, regulatory, or administrative function of or pertaining to government.

 Inventory: means all of the OTMC's inventories which are at Closing in pipelines, reclamation plants, storage facilities and warehouses.

 Lien: means any lien, pledge, mortgage, claim, charge, security interest or other encumbrance, option or other rights of any third person of any nature whatsoever.

 Permitted Liens: means (a) Liens for current taxes and assessments not yet due, (b) inchoate mechanic's and materialman's liens for construction in progress, (c) inchoate workman's repairman's, warehouseman's, customer's, employee's and carrier's liens arising in the ordinary course of business.

 Taxes: means all federal, state, local, foreign and other taxes or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, production and/or severance, stamp, occupation, premium, property, windfall profits, or other taxes of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term Tax" means any one of the foregoing Taxes.

 Tax Returns: means all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes.

 In addition to the foregoing definitions, other words or phrases are defined in the provisions set forth below, and such defined words or phrases shall have the meanings and definitions as are set forth in the following paragraphs of this Agreement.

                                  ARTICLE II

                               Purchase and Sale

 2.1 Purchase and Sale of Shares. Upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Seller shall sell, assign, transfer and deliver the Shares to the Buyer, and the Buyer shall purchase and acquire the Shares. Upon delivery to the Buyer, the Shares shall be duly endorsed for transfer by the Seller, and Seller shall deliver to Buyer good title to the Shares free and clear of all Liens except Permitted Liens.

 2.2. Purchase Price. The Purchase Price for the Shares shall be One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00). Said Purchase Price shall be paid by the combination of (i) a payment of Three Hundred Fifty Thousand Dollars ($350,000.00) in cash paid by Buyer to Seller by bank cashiers check or by wire transfer funds at Closing, and (ii) the execution and delivery by Buyer to Seller at Closing, and the payment of, the Promissory Note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) which is attached hereto as Exhibit A.

 2.3. Purchase Price Adjustment. There is attached hereto as Exhibit B a Preliminary Balance Sheet of OTMC as of March 31, 1999. Subject to and excluding the Pipeline Imbalance referred to in Article IV, Paragraph 4.1(d) below), Seller hereby warrants and represents that the Total Equity of OTMC as reflected in Exhibit B is and shall be correct and accurate at and as of March 31, 1999, plus or minus the amount of $100,000 and including the amount of Goodwill as stated therein. As soon as is reasonably possible after Closing, but not later than July 31, 1999, a final balance sheet as of March 31, 1999, shall be prepared for OTMC and delivered to the parties by certified public accountants who shall be selected by the mutual agreement of the parties and who shall be paid for the preparation of said final balance sheet by OTMC.
Said final balance sheet shall be prepared in a manner and format consistent with Exhibit B and shall include Goodwill the same as set forth in Exhibit B. The amount of Total Equity of OTMC as reflected in said final balance sheet shall then be subtracted from the amount of the Total Equity of OTMC as reflected in Exhibit B in order to calculate the Total Equity Difference. If the Total Equity of OTMC as reflected in the aforesaid final balance sheet is greater that the Total Equity of OTMC as reflected in Exhibit B, or if the Total Equity Difference is $100,000 or less, then there shall be no adjustment in the Purchase Price. If the Total Equity Difference exceeds the amount of $100,000, then the incremental amount by which the Total Equity Difference exceeds the amount of $100,000 shall be referred to as the Equity Deficit. The Buyer shall be entitled to recover the amount of the Equity Deficit so as to adjust and reduce the Purchase Price.

 2.4. Method of Recovery. The recovery by Buyer of the amount of any Equity Deficit (and the recovery by Buyer of any indemnification as provided herein below) shall be accomplished as follows. OTMC and Buyer shall comply with and perform their obligations under Exhibit A, provided, however, Buyer and/or OTMC may retain 75% of any payments which are due to Seller under Exhibit A until by such retention Buyer has recovered and retained the amount of the Equity Deficit (or any indemnification).

                              ARTICLE III

                        Closing and Effective Date

 3.1. Effective Date. This Agreement shall be and become fully effective on the date on which it has been signed by the parties hereto.

 3.2. Closing. The consummation of this Agreement ("Closing") shall occur at such date, time, and place as the parties shall agree, provided, however, Closing shall occur not later than April 23, 1999.

                                ARTICLE IV

                       Representations and Warranties

 4.1 Representations and Warranties by Seller. Seller hereby represents and warrants to the Buyer as follows:

 (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own, operate, and lease its assets in the manner currently owned, operated and leased by it. OTMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own, operate, and lease its assets in the manner currently owned, operated and leased by it. The Shares constitute all of the issued and outstanding capital stock of OTMC.

 (b) Authority and Approval. The execution and delivery of the Agreement, the performance of the terms and conditions hereof and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of the Seller. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

 (c) Title to Shares. The authorized capital stock of OTMC consists of 500,000 shares of common stock, of which 290,625 shares are issued and outstanding on the date hereof. As of Closing, the Seller will own beneficially and of record all of the Shares, free and clear of all Liens except Permitted Liens. The Shares are not subject to any agreements or understandings with respect to the voting or transfer of any of the Shares.

 (d) Pipeline Imbalance. There is a pipeline imbalance with Arco Pipeline OTMC ("Arco") of approximately 24,000 barrels of crude oil (the Pipeline Imbalance) in favor of Arco. OTMC must repay the Pipeline Imbalance to Arco. Arco has represented to OTMC that it will work with OTMC in order to permit OTMC to repay to Arco the Pipeline Imbalance gradually in the future. The Pipeline Imbalance owed to Arco is not reflected on Exhibit B, but the Pipeline Imbalance is a liability of OTMC.

 (e) Litigation. There exists only one lawsuit against Seller and OTMC. Said lawsuit is in the 347th Judicial District Court of Nueces County, Texas, Case No. 97-4967-H, filed by Koch Refining Company L. P. as Plaintiff ("the Koch Lawsuit"). Seller and OTMC are insured against liability with respect to the Koch Lawsuit, and the insurance carrier is vigorously defending said lawsuit. If in the future OTMC incurs any liability as a result of the Koch Lawsuit which is in excess of said insurance coverage, then the Seller shall indemnify and hold OTMC harmless from and against, and shall reimburse OTMC for, the amount of any such liability which is in excess of or is not covered by the aforesaid insurance. If Seller is ever obligated to accomplish the indemnification provided for in the preceding sentence, then that indemnification shall be accomplished as set forth in Paragraph 2.4 above.

 (f) Taxes.

  (i) All material Tax Returns that are required to be filed (taking into account all extensions) on or before the date of Closing for, by, on behalf of, or with respect to OTMC have been timely filed with the appropriate foreign, federal, state, or local taxing authorities, and, except for penalties and/or interest related to previously past due production taxes, all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been timely paid in full.
  (ii) All production and severance taxes are current and have been paid. However, due to the previous late payment of production and severance taxes by OTMC, there are or may be penalties and/or interest due and payable to the State Comptroller of Texas by OTMC. The interest payable is reflected in Exhibit B. The penalties payable are not reflected in Exhibit B. If penalties are required to be paid to the State Comptroller of Texas by OTMC as a result of the previous late payment of production and severance taxes, then Seller shall indemnify and hold OTMC harmless for, and shall reimburse to OTMC, the amount of any such penalties. If Seller is ever obligated to accomplish the indemnification provided for in the preceding sentence, then that indemnification shall be accomplished as set forth in Paragraph 2.4 above.

 (g) No Undisclosed Liabilities. Except for the Pipeline Imbalance described above and any penalties which may be due to the State Comptroller of Texas by OTMC as a result of the previous late payment of production and severance taxes, OTMC has no material liabilities other than those that are reflected in Exhibit B.

 (h) No Brokers. OTMC has not employed or retained any investment banker, broker, agent, finder, or any other party, or incurred any obligation for any broker's fees, finder's fees, or commissions, with respect to the transactions contemplated by this Agreement.

 4.2 Representations and Warranties by Buyer. Buyer hereby represents and warrants to the Seller as follows:

 (a) Buyer is an individual and is entering into this Agreement on his own behalf.

 (b) Litigation. There are no material actions, suits, proceedings or governmental investigations or inquiries pending, or to the knowledge of the Buyer threatened, against the Buyer or the Buyer's respective properties, assets, operations, or businesses that would prevent Buyer from entering into, consummating, and performing this Agreement.

                                   ARTICLE V

                                   Covenants

 5.1 Covenants by Seller. Until Closing, the Seller shall comply with, and cause OTMC to comply with, the provisions set forth in the following subparagraphs:

 (a) OTMC shall conduct its business in the ordinary and usual course.

 (b) The Seller shall promptly notify the Buyer of, and furnish to the Buyer, any information that the Buyer may reasonably request.

 (c) OTMC shall not amend its charter or bylaws.

 (d) The Seller shall use its Best Efforts to maintain and preserve the business of OTMC intact, to retain the present employees of OTMC so that they will be available to work for OTMC after Closing, and to maintain existing relationships with customers, suppliers, and others so that those relationships will be preserved to and through Closing.

 (e) OTMC shall not sell, assign or dispose of any of its material assets or properties, tangible or intangible, or incur or assume any liabilities or enter into any sale/leaseback or similar transaction, except for sales and dispositions made, or liabilities incurred, in the ordinary course of business consistent with past practices.

 (f) OTMC shall use its Best Efforts to maintain in full force and effect all insurance currently in effect.

 (g) Seller shall pay at Closing, as a reduction of the Accounts Payable of OTMC, the fees and charges of Hagan Saca Hagan Law Corporation in the amount of $41,637 for legal services provided by said law firm in the past to or for the benefit of OTMC.

 5.2 Access to Information. Prior to Closing, the Buyer may make such investigation of the business and properties of OTMC as the Buyer may desire.

 5.3 Notice to Vendors. Upon or immediately following Closing, Seller and Buyer shall provide notice to all vendors and suppliers of OTMC of the sale of the Shares from Seller to Buyer as in their judgment may be necessary or proper.

 5.4 Cooperation. After Closing, the Seller shall cooperate with and assist the Buyer in any reasonable way to accomplish a smooth transition in the ownership and operations of OTMC.

 5.5 Non-Competition. In consideration of the payment of the Purchase Price as provided in this Agreement, Seller agrees that it will not within the three-year period following Closing engage in any business which competes with the business of OTMC, as that business exists at and as of Closing, within the Permian Basin Area of the States of Texas and New Mexico.

 5.6 Covenants by Buyer.

 (a) Seller guarantees certain indebtedness of OTMC. Buyer agrees that, after Closing, he shall use his Best Efforts to obtain the release of Seller as a guarantor or any and all of the indebtedness of OTMC.

 (b) After Closing, Buyer shall authorize, empower, and permit, and Buyer shall cause OTMC to authorize, empower, and permit, Seller, its officers, directors, agents, and employees (i) to communicate and negotiate with the office of the State Comptroller of Texas for a resolution of the penalties and interest which may be owed with respect to the previous late payment by OTMC of production and/or severance taxes, and (ii) to communicate and negotiate with respect to the resolution or trial of the Koch Lawsuit. Subject to the prior approval of Buyer and OTMC, which approval shall not be unreasonably withtheld, Seller shall be authorized and empowered to enter into appropriate agreement for the settlement and resolution of and with respect to (i) penalties and/or interest owed by OTMC to the office of the State Comptroller of Texas, and (ii) the Koch Lawsuit.

                                     ARTICLE VI

                Survival of Representations and Indemnifications

 6.1 Scope of Representations. Except as and to the extent expressly set forth in this Agreement, the parties make no representations, warranties, or indemnities whatsoever, and disclaim all liability and responsibility for any other representation, warranty, statement, or information made or communicated (orally or in writing) to any other party (including, but not limited to, any opinion, information or advice that may have been provided by any officer, stockholder, director, partner, employee, agent, consultant, or representative of any party).

 6.2 Indemnification of the Buyer. Seller agrees to indemnify the Buyer against any loss, cost, damage or expense incurred or sustained by Buyer arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties, or covenants made by the Seller in this Agreement. If Seller is ever obligated to accomplish the indemnification provided for in the preceding sentence, then that indemnification shall be accomplished as set forth in Paragraph 2.4 above.

 6.3 Indemnification of the Seller. Buyer agrees to indemnify the Seller against any loss, cost, damage or expense incurred or sustained by it arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties, or covenants made by the Buyer in this Agreement.

                                   ARTICLE VII

                                     Closing

 7.1 Obligations of Buyer. At Closing, the Buyer shall:

 (a) Deliver to Seller a bank cashiers check in the amount of $350,000.00 made payable to Oasis Oil Corporation.

 (b) Deliver to Seller a fully executed original copy of Exhibit A.

 7.2 Obligations of Seller. At Closing, the Seller shall:

 (a) Deliver the Shares, duly endorsed for transfer, to Buyer.

 (b) Deliver to Buyer corporate books and records of OTMC.

 (c) Deliver to Buyer the resignations of all current officers and directors of OTMC.
 (d) Deliver to Hagan Saca Hagan Law Corporation a bank cashiers check in the amount of $41,637 in payment of fees and charges for legal services which said law firm has provided in the past to and for the benefit of OTMC.

                                  ARTICLE VIII

                        Termination of this Agreement

 8.1 Termination. This Agreement may be terminated at any time prior to Closing only by the mutual written agreement between the Seller and the Buyer.

 8.2 Effect of Termination. Upon termination as provided immediately above, the parties shall have no liability or further obligation arising out of this Agreement.

                                     ARTICLE IX

                                      Notices

 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when received if sent by registered or certified mail, return receipt requested, or by facsimile transmission, to the parties at the following addresses or at such other address as a party may specify by like notice:

   (a) If to the Seller, to:            (b) If to the Buyer, to:

    Mr. C. A. Beane, President              Mr. Autry C. Stephens
    Oasis Oil Corporation                   as an individual
    1800 Saint James Place, Suite 101       110 N. Marienfeld Street, Suite 200
    Houston, Texas 77056                    Midland, Texas 79701
    Phone  (713) 627-8875                   Phone:  (915) 687-1575
    Fax  (713) 627-7430                     Fax:  (915) 687-2521

                                    ARTICLE X

                              Miscellaneous Matters

 10.1 Expenses. Regardless of whether this Agreement is ever consummated, each of the parties shall be responsible for his or its own expenses and fees incurred in connection with the preparation of this Agreement and the transactions contemplated herein.
 10.2 Other Miscellaneous Provisions.

 (a) Choice of Law. This Agreement shall be governed by the internal laws of the State of Texas. The exclusive venue for any litigation arising out of or related to this Agreement shall be Harris County, Texas.

 (b) Severability. If any term or provision of this Agreement is ever determined by a court or other forum of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, said term or provision shall be stricken from this Agreement and all other terms, conditions, and provisions of this Agreement shall remain in full force and effect. Upon any such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a lawful manner.

 (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

 (d) Further Assurances. At Closing and at other times thereafter, Seller and Buyer agree to take such action, and to prepare, sign, and deliver or cause to be delivered such papers, agreements, documents, or records as may be reasonably requested or required in order to and for the purpose of carrying out and implementing this Agreement.

 (e) Incorporation of Exhibits. The Exhibits identified in this Agreement and attached hereto are incorporated herein by reference and made a part hereof.

 (f) Successors and Assigns. This Agreement shall be and it is binding upon the successors and assigns of the parties.

 (G) Time is of Essence. Time is of essence in the performance of all of the terms and conditions of this Agreement, including Exhibit A.

SIGNATURES:

 IN WITNESS WHEREOF, the undersigned have executed this Agreement on and as of the dates set forth below.

 Dated:                                             Dated:
         -----------------------------                    ---------------------

 OASIS OIL CORPORATION

 By:
      --------------------------------                    --------------------
       C. A. Beane, as President                          AUTRY C. STEPHENS

                        ADDENDUM TO STOCK PURCHASE AGREEMENT

This is an Addendum to that certain Stock Purchase Agreement (the
"Agreement") by and between Oasis Oil Corporation ("Seller") and Autry C. Stephens ("Buyer"), which Agreement is scheduled to close not later than Friday, April 23, 1999. This Addendum adds to and amends, modifies, and changes the Agreement as set forth below.

1. The parties hereby agree that the Pipeline Imbalance described in Paragraph 4.1(d) of the Agreement shall not exceed 24,000 barrels of oil (hereinafter referred to as the "Maximum Imbalance"). If it is finally determined in the future by the agreement of Buyer, Seller, and Arco that the Pipeline Imbalance exceeds the Maximum Imbalance, then Seller shall repay in kind to Buyer that number of barrels of oil by which the actual Pipeline Imbalance exceeds the Maximum Imbalance (which is hereinafter referred to as the "Excess Imbalance"). In order to accomplish said repayment in kind, Seller shall purchase oil and shall deliver it to or for the benefit of Buyer. Said repayment in kind shall take place at the rate of not more than 1,000 barrels of oil per month. The first repayment in kind shall be made by Seller to Buyer during the first calendar month after Buyer, Seller, and Arco agree and determine the actual amount of the Pipeline Imbalance and that the Pipeline Imbalance exceeds the Maximum Imbalance. Said repayment in kind shall continue month by month thereafter until the Excess Imbalance has been repaid by Seller to Buyer in full. This repayment in kind of the Excess Imbalance shall be an exception to the provisions of Paragraph 2.4 of the Agreement.

2. The final clause of Paragraph 3.2 of the Agreement shall be, and it is hereby, changed, amended, and modified to provide that Closing is intended to occur on April 23, 1999, but shall occur not later than April 26, 1999.

3. The Koch Lawsuit described in Paragraph 4.1(e) of the Agreement has been settled within the limits of the insurance of Seller. Certain documents and legal proceedings will be required in the future to implement and conclude that settlement. Buyer and OTMC agree to said settlement and, pursuant to clause (ii) of the first and second sentences of Paragraph 5.6(b) of the Agreement, Seller is authorized to implement and conclude said settlement.

4. Except as added to, changed, amended, or modified as set above, the Agreement and all of the promises, provisions, covenants, terms, and conditions thereof shall and do remain in full force and effect.

IN WITNESS OF THE FOREGOING, the parties have signed this Addendum on the dates set forth below.

Dated:                                         Dated:
       -----------------------                        -------------------
OASIS OIL CORPORATION                                 BUYER
as Seller
C. A. Beane, as President                             AUTRY C. STEPHENS

                  ADDENDUM NO. 2 TO STOCK PURCHASE AGREEMENT

This is Addendum No. 2 to that certain Stock Purchase Agreement (the"Agreement") by and between Oasis Oil Corporation, a Nevada corporation, (hereinafter referred to as "Seller"), and Autry C. Stephens, an individual, (hereinafter referred to as the "Buyer"), which Agreement was executed by the parties on April 23, 1999. This Addendum No. 2 adds to, amends, modifies, and changes the Agreement as set forth below.

1. Buyer may wish to make an election under Section 338 of the Internal Revenue Code with respect to the Agreement, which election may have tax consequences for Seller and to which election Seller must consent.

2. For and in consideration of the agreements contained herein, Seller agrees to consent to an election under Section 338 of the Internal Revenue Code by Buyer with respect to the Agreement, and to sign and deliver any appropriate documents to signify such consent.

3.  As consideration for the consent by Seller to an election under
Section 338 of the Internal Revenue Code by Buyer with respect to the Agreement, for all purposes with respect to the preparation by a certified public accountant of a final balance sheet of OTMC as of March 31, 1999 as set forth in Paragraph 2.3 of the Agreement, under "ASSETS" of the final balance sheet, the category "PROPERTY AND EQUIPMENT", and each item listed therein and the amount and value of each item listed therein, shall be the same or more in the final balance sheet as those items are shown in Exhibit B to the Agreement, and the line item "TOTAL PROPERTY AND EQUIPMENT" and the amounts thereof shall be the same or more in the final balance sheet as those items are shown in Exhibit B to the Agreement (that is, in the final balance sheet, the amount of "TOTAL PROPERTY AND EQUIPMENT" shall be $1,581,887 or more).

4. Except as set forth above, the Agreement and all of the provisions thereof shall and do remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Addendum No. 2 on and as of the dates set forth below.

Dated:                                Dated:
      ------------------------              ------------------------
      OASIS OIL CORPORATION,                BUYER
      as Seller


By:
     -------------------------              ------------------------
     C. A. Beane, as President              AUTRY C. STEPHENS

                      ADDENDUM NO. 3 TO STOCK PURCHASE AGREEMENT

This is Addendum No. 3 to that certain Stock Purchase Agreement (the "Agreement") by and between Oasis Oil Corporation, a Nevada corporation, (hereinafter referred to as "Seller"), and Autry C. Stephens, an individual, (hereinafter referred to as the "Buyer"), which Agreement was executed by the parties on April 23, 1999. This Addendum No. 3 adds to, amends, modifies, and changes the Agreement as set forth below.

1. For all purposes with respect to the Balance Sheet of OTMC as of March 31, 1999, as set forth in Paragraph 2.3 of the Agreement, under "ASSETS" of the final balance sheet, the category "PROPERTY AND EQUIPMENT" does not contain the following equipment owned by Seller and utilized by OTMC's employee, Kimberly Brooks, for royalty revenue processing and payment having a total value of $13,559. This equipment is being transferred from Seller to Buyer as a courtesy to aid in the smooth transition and continuation of OTMC's business.


Computer                                    $ 3,000
Levin Revenue Software                        7,000
Hewlett Packard Laser Printer 4000se          1,223
Custom Programing for Run Ticket
     Export to GE Code System                 2,336
                                           --------
  TOTAL VALUE                               $13,559
                                           ========

2. Except as set forth in Paragraph 1 hereof immediately above, the Agreement and all of the provisions thereof shall and do remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Addendum No. 3 on and as of the dates set forth below.

Dated:                                 Dated:
      --------------------------             --------------------------
      OASIS OIL CORPORATION,                 BUYER
      as Seller



By:
      ----------------------                 --------------------------
      C. A. Beane, President                 Autry C. Stephens

                                        Exhibit A

                                    PROMISSORY NOTE

For value received under and pursuant to that certain Stock Purchase Agreement by and between Oasis Oil Corporation and Autry C. Stephens dated on April 23, 1999, and subject to the terms and conditions of said Agreement, Autry C. Stephens ("Payor") does hereby promise to pay to Oasis Oil Corporation ("Payee"), or to its order, the sum of One Million Four Hundred Fifteen Thousand Dollars ("the Total Sum"). The Total Sum includes any interest which may be allocated or imputed.

This Note supersedes and replaces a Promissory Note that was executed by Payor in favor of Payee on April 23, 1999, in the amount of One Million Five Hundred Thousand Dollars and recognizes that the sum of $85,000 has already been paid under that previous Promissory Note. Upon the execution by Payor of this Note, that previous Promissory Note is and becomes void and of no further force or effect.

The Total Sum shall be payable as follows.  Beginning with or for August
20, 1999, and on the twentieth day of each month thereafter for a total of 20 months (including August, 1999) to or through and including March 2001, Payor shall pay to Payee the sum of $45,000, which 20 monthly payments shall equal in the aggregate the total sum of $900,000. In addition, on the twentieth day of April 2001, Payor shall make a final payment to Payee of the then remaining unpaid balance of the Total Sum in the full amount of $515,000. The aforesaid monthly payments of $45,000 each together with the final payment of $515,000, when they shall have been made and paid and received by the Payee, shall fully pay and discharge this Note.

All payments on this Note shall be in United States Dollars. This Note may be prepaid in whole or in part at any time, provided, however, a partial repayment shall not abate or reduce the monthly payments specified above until the Note is paid in full. If any payment is not made when due, then at the option of the Payee, the entire unpaid balance due hereunder may be accelerated and in that case shall be and become immediately due and payable in full. If any lawsuit or legal action is ever initiated or undertaken to collect or construe this Note or provisions of the aforesaid Stock Purchase Agreement, whether in law or in equity and including any bankruptcy or insolvency proceeding, then, in addition to all other relief awarded in such action, the prevailing party shall be entitled to an award of reasonable attorneys fees incurred therein. Payor shall provide current financial statements to Payee at any time the Payee requests them.

Dated: August,            , 1999   AUTRY C. STEPHENS ("Payor")
              -----------

Exhibit B

                        OASIS TRANSPORTATION AND MARKETING CORPORATION
                                       BALANCE SHEET
                                      March 31, 1999


ASSETS
   Cash                                                      244,242
   A/R - Trade                                             3,105,504
   Inventory - Crude Oil                                       8,910
   Inventory - Diesel                                          7,343
   Prepaid Expenses:
      Federal Hwy Use Tax                                      1,421
      Insurance                                               17,124
      Payroll                                                 26,250
      Vehicle License Renewal                                  8,113
                                                           ---------

TOTAL CURRENT ASSETS                                       3,418,907


PROPERTY AND EQUIPMENT
   Shop Equipment                                             34,217
   Yard, Equipment, Tanks                                    333,294
   Computers & Software                                        2,000
   Furniture & Fixtures                                       13,581
   Tractors & Trailers                                     1,109,663
   Automobiles & Pickups                                      89,132
                                                           ---------

TOTAL PROPERTY AND EQUIPMENT                               1,581,887


OTHER ASSETS
   Deposits                                                    1,041
   Goodwill                                                  435,563
                                                           ---------

TOTAL OTHER ASSETS                                           436,604
                                                           ---------
TOTAL ASSETS                                               5,437,398
                                                           =========

                                         EXHIBIT B

                        OASIS TRANSPORTATION AND MARKETING CORPORATION
                                       BALANCE SHEET
                                       March 31, 1999


LIABILITIES AND EQUITY

CURRENT LIABILITIES
   Accounts Payable - Trade                                      92,037
   A/P - Oil Purchases                                        2,939,344
   A/P - Marketing/Trade                                        204,467
   N/P - United European Bank                                   100,000
   Accrued Property Taxes                                         1,107
   Accrued Payroll                                               64,000
   Production Taxes Payable                                     133,500
                                                              ---------

TOTAL CURRENT LIABILITIES                                     3,534,455


NON-CURRENT LIABILITIES
   Suspense                                                     185,823
   N/P - GECC                                                   330,049
   N/P - Automobile - Buick                                      20,024
   N/P - Equipment - Chevrolet Pickup                            12,303
   N/P - Equipment - GMC Pickup                                  18,993
   N/P - Equipment - Macks                                      164,364
   N/P - Equipment - Macks/Polars                               398,143
                                                              ---------

TOTAL NON-CURRENT LIABILITIES                                 1,129,699


EQUITY
   Common Stock/Paid in Capital                                 383,500
   Additional Paid in Capital                                   389,744
                                                              ---------
TOTAL EQUITY                                                    773,244
                                                              ---------
TOTAL LIABILITIES AND EQUITY                                  5,437,398
                                                              =========

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